Exhibit 99.1

FOR IMMEDIATE RELEASE

Quad/Graphics Reports 2nd Quarter 2011 Results and Declares Cash Dividend

SUSSEX, WI, August 9, 2011 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad/Graphics” or the “Company”), today reported results for its second quarter ending June 30, 2011, and announced a quarterly cash dividend.  Unless otherwise noted, all comparisons are to pro forma measures that assume the Company’s July 2, 2010, acquisition of World Color Press Inc. (“Worldcolor”) was completed on January 1, 2010.

Summary:

•      Second quarter 2011 net sales were $1,070.5 million and Adjusted EBITDA was $126.7 million versus net sales of $1,075.3 million and Adjusted EBITDA of $148.3 million in the same period of 2010.

•      Progress continues on the Worldcolor integration and the Company remains confident it will achieve more than $225 million in synergy savings.

•      Declared a cash dividend of $0.20 per share, payable on September 9, 2011, to shareholders of record as of August 29, 2011.

•      Completed a $1.5 billion debt refinancing that provides greater borrowing capacity and financial flexibility while reducing cash interest payments by an estimated $16 million to $20 million annually.

•      Signed an agreement with Transcontinental to essentially exchange Quad/Graphics’ Canadian assets for Transcontinental’s Mexican assets — a move that is expected to create positive incremental Adjusted EBITDA within 12-24 months of the transaction closing.

“Both net sales of $1,070.5 million and Adjusted EBITDA of $126.7 million met our financial plan for the quarter. We knew that the comparisons to second quarter 2010 were going to be difficult due to temporary cost reduction activities initiated by Worldcolor primarily during its bankruptcy. As a result, a decline this quarter from 2010 was expected,” said Joel Quadracci, Chairman, President & CEO.

“The Company experienced net sales declines in our book segment and continuing headwinds from industry pricing pressures.  Operationally, we continued to experience temporary frictional costs resulting from the continued rapid ramp-up of facilities receiving work from those undergoing consolidation. Despite the headwinds we face, we are confident in our ability to manage short-term challenges and believe we are well-positioned for long-term success.”

The Company continues to make progress on the Worldcolor integration. “We remain confident in our ability to achieve more than $225 million in synergy savings on an annual run-rate basis within 24 months of closing the Worldcolor acquisition,” Quadracci said. “As we move forward with this very large and complex integration and enter the busiest season of the year, we are proactively managing frictional costs to achieve our profitability targets and better serve our customers.”

Given rapidly evolving changes in the book publishing industry, the Company continues to keep a close watch on industry action and activities, and is adjusting its business accordingly. “During the quarter, we saw declines in the books segment fueled by publishers reducing or altogether cancelling orders in the face of Borders’ liquidation. In addition, product mix preferences continue to change between hard cover and soft cover books. We continue to make the necessary and desired investments to meet our customers’ changing needs, including shorter runs and highly advanced digital printing capabilities for print-on-demand.”

John Fowler, Executive Vice President & Chief Financial Officer, reiterated that despite the operational challenges the Company faced in the quarter, it was on plan through the first half of the year.  “We remain committed to achieving our full-year projections for Adjusted EBITDA of slightly in excess of $700 million.   However, given the concerns we have seen in the economy,  the headwinds we see from the revenue decline in the books segment and the continuing frictional costs from plant consolidations, we believe it is prudent to adjust our full-year Adjusted EBITDA projection to a range of $660 million to $700 million,” he said.

The Company continues to use its strong cash flow to pay down debt and, since the close of the Worldcolor acquisition, has reduced its outstanding debt balances by $233 million. Additionally, the Company’s pension and post-retirement liability decreased by $145 million, further deleveraging its balance sheet. “We recently completed a very successful $1.5 billion debt refinancing,” Fowler said. “Our improved balance sheet metrics, combined with improvements in the credit markets, made this an ideal time to refinance. We are very pleased with the outcome of our refinancing, which resulted in a structure that gives us greater capacity and financial flexibility to support our future growth plans. The new credit agreement will also significantly reduce cash interest payments by an estimated $16 million to $20 million annually, with a payback on the costs to refinance the agreement of well under one year.”

Looking ahead, Quadracci shared that the Company continues to explore growth opportunities — both organic and through acquisitions — that will strengthen its market position, expand its capabilities for customers and create value for shareholders. A key component of its expansion strategy is investing in geographies and segments where it can be a market leader through a diverse product offering, and a superior, efficient operating platform. “We are being selective about where we choose to invest our capital so that we can achieve our business goals and drive profitable growth,” Quadracci explained. “For example, our recently announced agreement with Transcontinental expands our presence in Mexico where we believe we can create value through developing an industry-leading print platform in an economy with a higher growth rate than that of Canada.  We expect the transaction will create immediate value to Quad/Graphics with Transcontinental’s assumption of the $75 million in pension and post-retirement obligations and positive incremental Adjusted EBITDA within 12-24 months following the close.”

Quadracci underscored the Company’s commitment to advancing the power of print in a changing media landscape. “We believe in print and believe it has a strong future. We’re pushing print forward, making it more immediate and relevant, and strengthening how it complements and connects to emerging media channels. We are leveraging our advanced technology, superior manufacturing and distribution platform, and the immense talent of our employees to better position print long into the future.”

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Three Months

For the three months ended June 30, 2011, as reported net sales were $1,070.5 million compared to pro forma net sales of $1,075.3 million in the same period in 2010. As reported Adjusted EBITDA and Adjusted EBITDA margin were $126.7 million and 11.8% compared to pro forma Adjusted EBITDA and pro forma Adjusted EBITDA margin of $148.3 million and 13.8% in the same period in 2010. As reported net sales were $1,070.5 million compared to as reported net sales of $394.3 million in the same period in 2010. On an as reported basis, Adjusted EBITDA was $126.7 million compared to $57.3 million in the same period in 2010.

As reported 2011 net loss attributable to common shareholders in the three months was $(10.3) million, or $(0.22) diluted loss per share, versus as reported net loss of $(35.7) million or $(1.27) diluted loss per share in the same period in 2010. The second quarter results include restructuring, impairment and transaction-related charges of $23.4 million and $31.3 million in 2011 and 2010, respectively. Excluding the effects of restructuring, impairment and transaction-related charges and utilizing a 40% pro forma normalized effective tax rate in both years, net earnings would have been $5.8 million or $0.12 diluted earnings per share for the three months ended June 30, 2011, versus net loss of $(2.9) million or $(0.10) diluted loss per share in the same period in 2010.

Year-to-Date

For the six months ended June 30, 2011, as reported net sales were $2,172.8 million compared to pro forma net sales of $2,170.9 million in the same period in 2010. As reported Adjusted EBITDA and Adjusted EBITDA margin were $267.4 million and 12.3% compared to pro forma Adjusted EBITDA and pro forma Adjusted EBITDA margin of $288.5 million and 13.3% in the same period in 2010. As reported net sales were $2,172.8 million compared to as reported net sales of $797.9 million in the same period of 2010. On an as reported basis, Adjusted EBITDA was $267.4 million compared to $119.6 million in the same period in 2010.

As reported 2011 net loss attributable to common shareholders in the six months was $(17.6) million, or ($0.37) diluted loss per share, versus as reported net loss of $(44.2) million or $(1.57) diluted loss per share in the same period of 2010. The year-to-date results include restructuring, impairment and transaction-related charges of $58.2 million and $37.6 million in 2011 and 2010, respectively. Excluding the effects of restructuring, impairment and transaction-related charges, and utilizing a 40% pro forma normalized effective tax rate in both years, net earnings would have been $18.3 million or $0.39 diluted earnings per share for the six months ended June 30, 2011, versus net loss of $(3.2) million or $(0.11) diluted loss per share in the same period in 2010.

Second Quarter 2011 Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET on Wednesday, August 10, 2011, to discuss second quarter 2011 results. The call will be hosted by Quad/Graphics Chairman, President & CEO Joel Quadracci and Executive Vice President & CFO John Fowler. The full earnings release and the slide presentation will be concurrently available on the investor relations section of Quad/Graphics’ website at http://investors.qg.com.

This event is being streamed as a webcast with slide presentation.  It is recommended that you listen via computer at http://us.meeting-stream.com/quadgraphics_081011/. Please test your connection prior to joining to ensure a successful user experience. The test link is http://test.meeting-stream.com.

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If for any reason you are unable to stream, you can listen to the audio via the telephone by calling:

•      Toll-Free: 877-217-9946  (US/Canada)

•      Toll: 702-696-4824  (International)

•      Conference ID:  82034340

A replay of the conference call will be available for 30 days following the conference call. To access the replay via phone, call (800) 642-1687 or (706) 645-9291 and enter the Conference ID number 82034340. To access the replay via the internet, go to http://us.meeting-stream.com/quadgraphics_081011/. Registration is required for replay.

Forward-Looking Statements

To the extent any statements made in this press release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, Quad/Graphics’ objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “believe,” or “continue,” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Quad/Graphics. These risks, uncertainties and other factors could cause actual results to differ materially from those expressed or implied by those forward-looking statements.  Among such risks, uncertainties and other factors that may impact Quad/Graphics are: the impact of significant overcapacity in the commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the impact of fluctuations in costs and availability of raw materials, energy costs and freight rates;  Quad/Graphics may be unable to achieve the estimated potential synergies expected from the acquisition of Worldcolor or it may take longer or cost more than expected to achieve those synergy savings; unexpected costs or liabilities related to the Worldcolor acquisition, including the effects of purchase accounting that may be different from Quad/Graphics’ allocations; failure to successfully integrate the operations of Quad/Graphics and Worldcolor; the impact of electronic media and similar technological changes; changes in macroeconomic or political conditions in the countries where Quad/Graphics operates; regulatory matters and risks; legislative developments or changes in laws; the impact of fluctuations in interest rates and foreign exchange rates; the retention of existing, and continued attraction of additional, key employees; and the effect of accounting pronouncements issued periodically by standard-setting bodies.

Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics’ filings with the United States Securities and Exchange Commission and other uncertainties and potential events when relying on the Company’s forward-looking statements to make decisions with respect to Quad/Graphics.

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Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Except to the extent required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global provider of print and related multichannel solutions for consumer magazines, special interest publications, catalogs, retail inserts/circulars, direct mail, books, directories, and commercial and specialty products, including in-store signage. Headquartered in Sussex, Wis. (just west of Milwaukee), the Company has approximately 24,000 full-time equivalent employees working from more than 60 print-production facilities as well as other support locations throughout the United States, Canada, Latin America and Europe. As a printing industry innovator, Quad/Graphics (www.QG.com) is redefining the power of print in today’s multimedia world by helping its clients use print as the foundation of multichannel communications strategies to drive their top-line revenues.

Investor Relations Contact:
Barb Bolens
Assistant Treasurer and Director of Investor Relations, Quad/Graphics
414-566-4959
Barb.Bolens@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

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QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended June 30, 2011 and 2010

(in millions, except per share data)

(UNAUDITED)

	Three Months Ended June 30,
	2011	2010

Net sales	$1,070.5	$394.3

Cost of sales	832.0	289.2
Selling, general and administrative expenses	112.0	49.3
Depreciation and amortization	87.7	48.2
Restructuring, impairment and transaction-related charges	23.4	31.3
Total operating expenses	1,055.1	418.0

Operating income (loss)	15.4	(23.7)

Interest expense	29.5	15.0

Loss before income taxes and equity in earnings of unconsolidated entities	(14.1)	(38.7)

Income tax benefit	(3.6)	(1.5)

Loss before equity in earnings of unconsolidated entities	(10.5)	(37.2)

Equity in earnings of unconsolidated entities	0.3	1.6

Net loss	$(10.2)	$(35.6)

Net earnings attributable to noncontrolling interests	(0.1)	(0.1)

Net loss attributable to Quad/Graphics common shareholders	$(10.3)	$(35.7)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and Diluted	$(0.22)	$(1.27)

Weighted average number of common shares outstanding:
Basic and Diluted	47.3	28.1

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2011 and 2010

(in millions, except per share data)

(UNAUDITED)

	Six Months Ended June 30,
	2011	2010

Net sales	$2,172.8	$797.9

Cost of sales	1,685.4	585.6
Selling, general and administrative expenses	221.0	96.9
Depreciation and amortization	178.2	97.5
Restructuring, impairment and transaction-related charges	58.2	37.6
Total operating expenses	2,142.8	817.6

Operating income (loss)	30.0	(19.7)

Interest expense	59.4	30.3

Loss before income taxes and equity in earnings of unconsolidated entities	(29.4)	(50.0)

Income tax benefit	(10.8)	(1.6)

Loss before equity in earnings of unconsolidated entities	(18.6)	(48.4)

Equity in earnings of unconsolidated entities	1.1	4.3

Net loss	$(17.5)	$(44.1)

Net earnings attributable to noncontrolling interests	(0.1)	(0.1)

Net loss attributable to Quad/Graphics common shareholders	$(17.6)	$(44.2)

Loss per share attributable to Quad/Graphics common shareholders:
Basic and Diluted	$(0.37)	$(1.57)

Weighted average number of common shares outstanding:
Basic and Diluted	47.3	28.1

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2011 and December 31, 2010

(in millions)

(UNAUDITED)

	June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$16.6	$20.5
Receivables, less allowances for doubtful accounts	649.0	786.4
Inventories	279.7	247.4
Prepaid expenses and other current assets	114.2	64.3
Deferred income taxes	90.6	76.8
Short-term restricted cash	3.1	16.0

Total current assets	1,153.2	1,211.4

Property, plant and equipment—net	2,286.7	2,317.8
Goodwill	803.7	814.7
Other intangible assets—net	335.8	368.3
Long-term restricted cash	80.1	84.5
Equity method investments in unconsolidated entities	85.5	82.5
Other long-term assets	58.4	67.8

Total assets	$4,803.4	$4,947.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$292.8	$332.4
Amounts owing in satisfaction of bankruptcy claims	23.3	26.1
Accrued liabilities	362.8	427.1
Short-term debt and current portion of long-term debt	88.1	102.6
Current portion of capital lease obligations	23.5	14.5

Total current liabilities	790.5	902.7

Long-term debt	1,424.9	1,418.4
Unsecured notes to be issued	44.5	52.5
Capital lease obligations	25.4	43.2
Deferred income taxes	464.3	433.8
Other long-term liabilities	561.2	603.8

Total liabilities	3,310.8	3,454.4

Redeemable equity	10.0	10.6

Quad/Graphics common stock and other equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	999.2	1,002.0
Treasury stock	(287.7)	(295.7)
Retained earnings	689.7	720.9
Accumulated other comprehensive income	79.5	52.7

Quad/Graphics common stock and other equity	1,482.1	1,481.3

Noncontrolling interests	0.5	0.7

Total common stock and other equity and noncontrolling interests	1,482.6	1,482.0

Total liabilities and shareholders’ equity	$4,803.4	$4,947.0

QUAD/GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2011 and 2010

(in millions)

(UNAUDITED)

	Six Months Ended June 30,
	2011	2010
OPERATING ACTIVITIES
Net loss	$(17.5)	$(44.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	178.2	97.5
Other non-cash adjustments to net loss	19.9	21.4
Changes in operating assets and liabilities	(63.9)	(0.5)

Net Cash Provided by Operating Activities	116.7	74.3

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(98.5)	(42.5)
Proceeds from the sale of property, plant and equipment	8.2	0.5
Equity investment in unconsolidated entities	—	(10.0)
Transfers from restricted cash	17.3	—

Net Cash Used in Investing Activities	(73.0)	(52.0)

FINANCING ACTIVITIES
Payments of long-term debt	(43.6)	(19.7)
Payments of capital lease obligations	(8.8)	(7.1)
Borrowings on revolving credit facilities	389.5	217.4
Payments on revolving credit facilities	(360.9)	(175.5)
Payment of capitalized debt issuance costs	—	(13.7)
Proceeds from issuance of common stock	1.6	0.2
Tax benefit on exercise of stock options	0.8	—
Bankruptcy claim payments on unsecured notes to be issued	(8.0)	—
Payment of cash dividends	(9.4)	(14.0)
Payment of tax distributions	(4.2)	(9.1)

Net Cash Used in Financing Activities	(43.0)	(21.5)

Effect of exchange rates on cash and cash equivalents	(4.6)	(0.9)

Net Decrease in Cash and Cash Equivalents	(3.9)	(0.1)

Cash and Cash Equivalents at Beginning of Period	20.5	8.9

Cash and Cash Equivalents at End of Period	$16.6	$8.8

QUAD/GRAPHICS, INC.

SEGMENT FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2011 and 2010

(in millions)

(UNAUDITED)

	Net Sales	Operating Income/(Loss)	Restructuring, Impairment and Transaction-Related Charges
Three months ended June 30, 2011
North America Print and Related Services	$952.8	$45.2	$11.2
International	117.7	(6.0)	0.9
Total operating segments	1,070.5	39.2	12.1
Corporate	—	(23.8)	11.3
Total	$1,070.5	$15.4	$23.4

Three months ended June 30, 2010
North America Print and Related Services	$336.0	$11.7	$0.8
International	58.3	(28.9)	25.6
Total operating segments	394.3	(17.2)	26.4
Corporate	—	(6.5)	4.9
Total	$394.3	$(23.7)	$31.3

Six months ended June 30, 2011
North America Print and Related Services	$1,939.9	$81.7	$38.7
International	232.9	(10.8)	2.4
Total operating segments	2,172.8	70.9	41.1
Corporate	—	(40.9)	17.1
Total	$2,172.8	$30.0	$58.2

Six months ended June 30, 2010
North America Print and Related Services	$684.3	$29.5	$0.9
International	113.6	(33.7)	25.6
Total operating segments	797.9	(4.2)	26.5
Corporate	—	(15.5)	11.1
Total	$797.9	$(19.7)	$37.6

Restructuring, impairment and transaction-related charges are included in Operating Income/(Loss) above.

QUAD/GRAPHICS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three Months Ended June 30, 2011 and 2010

(in millions)

(UNAUDITED)

	Three Months Ended June 30,
	2011	2010

Net loss attributable to Quad/Graphics common shareholders	$(10.3)	$(35.7)

Interest expense	29.5	15.0
Income tax benefit	(3.6)	(1.5)
Depreciation and amortization	87.7	48.2

EBITDA (Non-GAAP)	$103.3	$26.0
EBITDA Margin (Non-GAAP)	9.6%	6.6%

Restructuring, impairment and transaction-related charges (1)	23.4	31.3

Adjusted EBITDA (Non-GAAP)	$126.7	$57.3

Adjusted EBITDA Margin (Non-GAAP)	11.8%	14.5%

(1) Operating results for the three months ended June 30, 2011 and 2010 were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended June 30,
	2011	2010

Employee termination costs (a)	$5.1	$1.2
Impairment charges (b)	—	24.4
Transaction-related charges (c)	1.0	2.7
Integration costs (d)	8.9	2.2
Other restructuring charges (e)	8.4	0.8

Restructuring, impairment and transaction-related charges	$23.4	$31.3

(a) Employee termination costs resulted from severance payments for plant closures and various workforce reductions.

(b) Impairment charges resulted from the June 2010 announcement of the Pila, Poland plant closure.

(c) Transaction-related charges incurred in the second quarter of 2011 are primarily related to the recently announced asset transaction with Transcontinental. Transaction-related charges in 2010 were due to the acquisition of Worldcolor.

(d) Integration costs resulted primarily from the integration of Worldcolor into Quad/Graphics.

(e) Other restructuring charges resulted from costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Six Months Ended June 30, 2011 and 2010

(in millions)

(UNAUDITED)

	Six Months Ended June 30,
	2011	2010

Net loss attributable to Quad/Graphics common shareholders	$(17.6)	$(44.2)

Interest expense	59.4	30.3
Income tax benefit	(10.8)	(1.6)
Depreciation and amortization	178.2	97.5

EBITDA (Non-GAAP)	$209.2	$82.0
EBITDA Margin (Non-GAAP)	9.6%	10.3%

Restructuring, impairment and transaction-related charges (1)	58.2	37.6

Adjusted EBITDA (Non-GAAP)	$267.4	$119.6

Adjusted EBITDA Margin (Non-GAAP)	12.3%	15.0%

(1) Operating results for the six months ended June 30, 2011 and 2010 were affected by the following restructuring, impairment and transaction-related charges:

	Six Months Ended June 30,
	2011	2010

Employee termination costs (a)	$20.2	$1.2
Impairment charges (b)	—	24.4
Transaction-related charges (c)	1.0	8.9
Integration costs (d)	16.1	2.2
Other restructuring charges (e)	20.9	0.9

Restructuring, impairment and transaction-related charges	$58.2	$37.6

(a) Employee termination costs resulted from severance payments for plant closures and various workforce reductions.

(b) Impairment charges resulted from the June 2010 announcement of the Pila, Poland plant closure.

(c) Transaction-related charges incurred in the second quarter of 2011 are primarily related to the recently announced asset transaction with Transcontinental. Transaction-related charges in 2010 were due to the acquisition of Worldcolor.

(d) Integration costs resulted primarily from the integration of Worldcolor into Quad/Graphics.  Integration cost in 2011 is net of a $7.1 million gain on the collection of a previously written off note receivable related to the June 2008 sale of Worldcolor’s European operations. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e) Other restructuring charges resulted from costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months and Six Months Ended June 30, 2011 and 2010

(in millions)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011 (actual)	2010 (pro forma)	2011 (actual)	2010 (pro forma)

Net sales	$1,070.5	$1,075.3	$2,172.8	$2,170.9

Cost of sales	832.0	817.2	1,685.4	1,657.7
Selling, general and administrative expenses	112.0	111.3	221.0	228.9
Depreciation and amortization	87.7	94.6	178.2	192.2
Restructuring, impairment and transaction-related charges	23.4	47.6	58.2	83.9
Total operating expenses	1,055.1	1,070.7	2,142.8	2,162.7

Operating income	15.4	4.6	30.0	8.2

Interest and financial expense	29.5	36.4	59.4	69.7

Loss before income taxes and equity in earnings of unconsolidated entities	(14.1)	(31.8)	(29.4)	(61.5)

Income tax benefit	(3.6)	(25.0)	(10.8)	(34.2)

Loss before equity in earnings of unconsolidated entities	(10.5)	(6.8)	(18.6)	(27.3)

Equity in earnings of unconsolidated entities	0.3	1.6	1.1	4.3

Net loss	$(10.2)	$(5.2)	$(17.5)	$(23.0)

Net earnings attributable to noncontrolling interests	(0.1)	(0.1)	(0.1)	(0.1)

Net loss attributable to Quad/Graphics common shareholders	$(10.3)	$(5.3)	$(17.6)	$(23.1)

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and Worldcolor for the respective periods, giving effect to the acquisition of Worldcolor as of January 1, 2010. Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company’s Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

QUAD/GRAPHICS, INC.

PRO FORMA - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

For the Three Months and Six Months Ended June 30, 2011 and 2010

(in millions)

(UNAUDITED)

	Three Months Ended June 30,
	2011 (actual)	2010 (pro forma)

Net loss attributable to Quad/Graphics common shareholders	$(10.3)	$(5.3)

Interest and financial expense	29.5	36.4
Income tax benefit	(3.6)	(25.0)
Depreciation and amortization	87.7	94.6

EBITDA (Non-GAAP)	$103.3	$100.7
EBITDA Margin (Non-GAAP)	9.6%	9.4%

Restructuring, impairment and transaction-related charges	23.4	47.6

Adjusted EBITDA (Non-GAAP)	$126.7	$148.3

Adjusted EBITDA Margin (Non-GAAP)	11.8%	13.8%

	Six Months Ended June 30,
	2011 (actual)	2010 (pro forma)

Net loss attributable to Quad/Graphics common shareholders	$(17.6)	$(23.1)

Interest and financial expense	59.4	69.7
Income tax benefit	(10.8)	(34.2)
Depreciation and amortization	178.2	192.2

EBITDA (Non-GAAP)	$209.2	$204.6
EBITDA Margin (Non-GAAP)	9.6%	9.4%

Restructuring, impairment and transaction-related charges	58.2	83.9

Adjusted EBITDA (Non-GAAP)	$267.4	$288.5

Adjusted EBITDA Margin (Non-GAAP)	12.3%	13.3%

Pro forma include the historical results in U.S. GAAP of Quad/Graphics and Worldcolor for the respective periods, giving effect to the acquisition of Worldcolor as of January 1, 2010.  Pro forma adjustments included in the unaudited pro forma condensed financial information are for pro forma events that are: (1) directly attributable to the arrangement, (2) factually supportable and (3) expected to have a continuing impact on the combined results, as detailed in the Company’s Registration Statement on Form S-4/A (Registration No. 333-165259) filed with the SEC on May 26, 2010.

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin.  They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of its business.  These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.